Exhibit 99.1

NextNav Inc. Announces Additional $20 Million in Debt Financing

Additional Financing Brings Total Facility to $70 Million at Closing

Senior Secured Note Purchases Demonstrate Continued Investor Confidence

McLean, Va. June 12 – NextNav Inc. (Nasdaq: NN), a leader in next generation GPS, today announced binding commitments to purchase an additional $20 million aggregate principal amount of 10.00% Senior Secured Notes due December 2026 (the “Additional Notes”) as well as an additional 7.4 million common stock purchase warrants to purchase shares of NextNav’s common stock (the “Additional Warrants”), under the terms and conditions of the recently-announced $50 million financing, which closed on May 9, 2023 (the “Initial Closing”). The closing and issuance of the Additional Notes and Additional Warrants is expected to occur on July 6, 2023 (the “Additional Closing”) and were exclusively available to investors in the $50 million Initial Closing. Following the Additional Closing, the gross proceeds from the Initial Closing and Additional Closing are expected to total $70 million.

“We are pleased to announce the successful completion of an additional $20 million in debt financing, formed by investors increasing their existing commitments, at terms favorable to the Company,” said Ganesh Pattabiraman, NextNav Co-founder and CEO. “The positive market reception to this financing is a testament to the strong fundamentals of our business and we look forward to leveraging this funding to actualize our strategic priorities while efficiently maximizing the full value of NextNav’s asset-rich platform to our shareholders and customers.”

The Additional Notes will be issued pursuant to the previously announced indenture, dated as of May 9, 2023, among the Company, certain subsidiaries of the company named therein as notes guarantors (the “Guarantors”) and GLAS Trust Company, LLC, as trustee and notes collateral agent (the “Notes Collateral Agent”), and will be secured under the previously announced security agreement, dated as of May 9, 2023, among the Company, the Guarantors and the Notes Collateral Agent, each of which were entered into at the Initial Closing. The Additional Warrants are also substantially identical to the warrants issued in connection with the Initial Closing, including with respect to the exercise price, exercisability period and other terms of such warrants. The registration rights agreement entered into in connection with the Initial Closing will also cover the Additional Warrants.

B. Riley Securities acted as the exclusive financial advisor to NextNav on the financing. NextNav was represented by Hogan Lovells; Calfee, Halter & Griswold represented the lenders.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Additional Notes or Additional Warrants described in this press release, nor shall there be any sale of the Additional Notes in any state or jurisdiction in which such an offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About NextNav Inc.

NextNav Inc. (Nasdaq: NN) is a leader in next generation GPS, built on a robust asset platform, including 8MHz of wireless spectrum in the 900MHz band with near-nationwide coverage, intellectual property and deployed network systems. The company's Pinnacle network delivers highly accurate vertical positioning to transform location services, reflecting the 3D world around us and supporting innovative, new capabilities. NextNav's TerraPoiNT network delivers accurate, reliable, and resilient 3D positioning, navigation and timing (PNT) services to support critical infrastructure and other GPS-reliant systems in the absence or failure of GPS.

For more information, please visit https://nextnav.com/ or follow NextNav on Twitter or LinkedIn.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "forecast," "intend," "seek," "target," "anticipate," "believe," "expect," "estimate," "plan," "outlook," and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to NextNav's future prospects, developments and business strategies. In particular, such forward-looking statements include statements about NextNav's position to drive growth in its 3D geolocation business and expansion of its next generation GPS platform, the business plans, objectives, expectations and intentions of NextNav, NextNav's partnerships and the potential success thereof and NextNav's estimated and future business strategies, competitive position, industry environment and potential growth opportunities. These statements are based on NextNav's management's current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside NextNav's control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (1) the ability of NextNav to continue to gain traction in key markets and with notable platforms and partners, both within the U.S. and internationally; (2) the ability of NextNav to grow and manage growth profitably, maintain relationships with partners, customers and suppliers, including with respect to NextNav's Pinnacle 911 solution and its TerraPoiNT network, and the ability to retain its management and key employees; (3) the ability of NextNav to maintain balance sheet flexibility and generate and effectively deploy capital in line with its business strategies; (4) the possibility that NextNav may be adversely affected by other economic, business and/or competitive factors (including the impacts of the ongoing COVID-19 coronavirus pandemic); and (5) other risks and uncertainties indicated from time to time in other documents filed with the Securities and Exchange Commission by NextNav. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and NextNav undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Source: NN-FIN

Contacts

Erica Bartsch
Sloane & Company
ebartsch@sloanepr.com